Exhibit (d)(1)(A)

NOTE

$[______________]	July 12, 2013

FOR VALUE RECEIVED, BOOMERANG SYSTEMS, INC., a corporation organized under the laws of the State of Delaware (“Holdings”), BOOMERANG SUB, INC., a corporation organized under the laws of the State of Delaware (“Boom Sub”), BOOMERANG USA CORP., a corporation organized under the laws of the State of Delaware (“Boom USA”), and BOOMERANG MP HOLDINGS, INC., a corporation organized under the laws of the State of New Jersey (“Boom MP” and together with Holdings, Boom Sub, Boom USA and each Person joined hereto as a borrower from time to time, collectively, the “Borrowers”, and each a “Borrower”) hereby jointly and severally promise to pay to [Name of Lender] (“Lender”), or its registered assigns, at the office of Agent (as defined below) at the address set forth in the Loan Agreement referenced below or at such other place as Agent may from time to time designate to Borrowing Agent in writing: (i) at the end of the Term and/or (ii) earlier as provided in the Loan Agreement, the principal sum of [________________] DOLLARS ($[______________]) or such greater or lesser sum which then represents the aggregate unpaid principal amount of all Advances made or extended to Borrowers by Lender pursuant to Section 2.1(a) (or any other applicable provision) of the Loan Agreement, in lawful money of the United States of America in immediately available funds, together with interest on the principal hereunder remaining unpaid from time to time at the rate or rates from time to time in effect, as calculated as provided for in, and due and payable on the dates provided for under, the Loan Agreement.

THIS REVOLVING CREDIT NOTE is executed and delivered under and pursuant to the terms of that certain Loan and Security Agreement, dated as of June 6, 2013 (as the same has been and may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among Borrowers, the lenders now or hereafter a party hereto (collectively, the “Lenders” and each individually a “Lender”) and PARKING SOURCE LLC, as agent for itself and the other Lenders (in such capacity, the “Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings provided in the Loan Agreement.

Each Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever as set forth in the Loan Agreement.

This Note is one of the Notes referred to in the Loan Agreement, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayments of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain terms and conditions therein specified. Such provisions, and all other provisions of the Loan Agreement, are hereby incorporated by reference. This Note is secured by certain Liens in the property and assets of Borrowers granted by Borrowers pursuant to the Loan Agreement and the Other Documents in favor of the Agent, for its benefit and for the ratable benefit of each Lender and each other holder of the Obligations.

THIS NOTE, AND ALL MATTERS RELATING HERETO AND ARISING HEREFROM (WHETHER ARISING UNDER CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLIED TO CONTRACTS TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

The terms of this Note are subject to amendment only in the manner provided in the Loan Agreement.

Borrowers shall jointly and severally pay all reasonable out-of-pocket expenses incurred by Lender (including the reasonable fees, charges and disbursements of any counsel for Lender) in connection with the collection and enforcement of this Note.

EACH BORROWER, AND, BY ACCEPTANCE OF THIS NOTE, LENDER, HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, COUNTERCLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS NOTE (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES OR ANY OF THEM WITH RESPECT TO THIS NOTE, OR THE TRANSACTIONS RELATED HERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH BORROWER AND, BY ACCEPTANCE OF THIS NOTE, LENDER, HEREBY CONSENT THAT ANY SUCH CLAIM, COUNTERCLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT LENDER OR SUCH BORROWER, AS APPLICABLE, MAY FILE AN ORIGINAL COUNTERPART OF THIS NOTE WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

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IN WITNESS WHEREOF, Borrowers have executed this Note the day and year first written above intending to be legally bound hereby.

BOOMERANG SYSTEMS, INC.

By:
Chris Mulvihill
President

BOOMERANG SUB, INC.

By:
Chris Mulvihill
President and Secretary

BOOMERANG USA CORP.

By:
Chris Mulvihill
President and Secretary

BOOMERANG MP HOLDINGS INC

By:
Chris Mulvihill
President and Secretary